Exhibit 24.1
POWER OF ATTORNEY
           The undersigned, Vernon R. Loucks, Jr., hereby constitutes and appoints John Bardis, L. Neil Hunn and Scott Gressett and each of them severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-1 of MedAssets, Inc., and to any related registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Dated as of: November 20, 2007
/s/ Vernon R. Loucks, Jr.
Vernon R. Loucks, Jr.